Exhibit 10.7

                        MANAGEMENT CONTINUITY AGREEMENT
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THIS AGREEMENT, dated February 13, 2001, is between J. Allen Layman
("Executive") and NTELOS Inc., a Virginia corporation (the "Company"), and provides as follows.

                                   RECITALS

     The Company considers it essential to the best interests of its shareholders to foster the continuing employment of its key management personnel.

     The Company recognizes that the possibility of a Change in Control exists and that such possibility, and the uncertainty and questions that it may raise among management may result in the departure or distraction of management personnel to the detriment of the Company and its shareholders.

     Executive will continue to serve the Company in reliance upon the undertakings of the Company contained herein.

     The Company and the Executive have also entered into an employment agreement (the "Employment Agreement") as of the date hereof pursuant to which Executive will be employed by the Company upon the terms and subject to the conditions set forth therein.

     In consideration of the premises and the mutual covenants herein contained, the Company and Executive agree as follows:

     1.   Term.  The Term of this Agreement is the period beginning on February
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13, 2001 and ending on February 13, 2006.

     2.   Entitlement.  Subject to Executive's compliance with paragraph 7,
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Executive will be entitled to receive the benefits described in this Agreement if there is a Change in Control during the Term of this Agreement and either of the following applies:

          (a) Executive's employment is terminated without Cause prior to the fifth anniversary of the Control Change Date (even if such termination occurs after the Term of this Agreement);

          (b) Executive resigns with Good Reason prior to the fifth anniversary of the Control Change Date (even if such resignation occurs after the Term of this Agreement);

For purposes of this Agreement, the date of a termination of Executive's employment as described in subparagraphs (a) or (b) above is Executive's "Termination Date."

     3.   Severance Pay.  If Executive's Termination Date occurs within twenty-
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four months after the Control Change Date, Executive will receive a severance benefit equal to the greater of (a) the amount Executive would receive under such circumstances under the Employment Agreement, if the Employment Agreement remains in effect immediately prior to Executive's Termination Date or (b) two years' Compensation. Notwithstanding the preceding sentence, in lieu of the severance pay described in the preceding sentence of this paragraph 3, Executive shall receive a severance benefit equal to the severance benefit available to employees of the Company (or its successor and any of its affiliates) who are similarly situated to the Executive on the Executive's Termination Date if the value of such benefit is greater than the value of the benefit described in this paragraph.

Executive's severance benefit, less applicable withholding taxes, shall be paid in equal monthly installments in accordance with the Company's regular payroll policies and the period in which such amount is payable is referred to as Executive's "Severance Period."

     4.   Benefit Reduction. The severance pay payable under paragraph 3 to
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Executive during any month shall not be reduced by the amount of any cash compensation paid to Executive by another employer or business for services rendered by Executive after Executive's Termination Date.

     5.   Welfare Benefits.  If Executive satisfies the requirements of
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paragraph 2, Executive and Executive's dependents will be entitled to continued
participation in the "employee welfare benefit plans" (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974) in which Executive participated on his Termination Date during the Severance Period. In lieu of such continued coverage, Executive will be reimbursed, on a net after-tax basis, for the cost of individual insurance coverage for Executive and Executive's dependents under a policy or policies that provide benefits not less favorable than the benefits provided under such employee welfare benefit plans. The coverage provided under this paragraph shall be secondary to any coverage provided to Executive and Executive's dependents by another employer of Executive.

     6.   Other Benefits.  Executive will receive all of the benefits that
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Executive is entitled to receive under the terms of the benefit plans, programs and arrangements in which Executive currently participates, including, by way of example and not of limitation, any pension, "401(k)" plan, "401(k)" restoration plan, supplemental pension plan or retiree welfare benefit plan, regardless of whether the requirements of paragraph 2 are satisfied.

     7.   Confidentiality and Non-Competition.  Executive agrees to comply with
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the Confidential Information and Non-Compete; Non-Solicitation provisions of the
Employment Agreement and that if Executive breaches any such provision, the Company shall, in addition to other available remedies, be entitled to injunctive relief and shall not be required to provide any benefit to Executive pursuant to this Agreement.

     8.   Excise Taxes.  Executive agrees that the amounts payable and the
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benefits to be provided under this Agreement shall be reduced if such amounts or benefits or any amount or benefit provided under any plan, program, arrangement or agreement with the Company is subject to excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, or any successor provision. In that event, such payments or benefits shall be reduced to the maximum amount that may be provided to or on behalf of Executive without liability for such excise tax. Any reduction required by the preceding sentence shall first come from cash payable under this Agreement, next from cash payable under other plans, programs, arrangements or agreements and finally from noncash benefits.

     9.   Definitions.  For purposes of this Agreement, the following
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definitions will apply:

          a.   Cause.  The term "Cause" shall mean: (i) gross misconduct; (ii)
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          willful and repeated failure to comply with the lawful directives of the Board of Directors or any supervisory personnel; (iii) any criminal act or act of dishonesty or willful misconduct that has a material adverse impact on the property, operations, business or reputation of the Company or any act of fraud, dishonesty or misappropriation involving the Company; (iv) the material breach of the terms of any confidentiality, non-competition, non-solicitation or employment agreement the employee has with the Company; (v) acts of malfeasance or negligence in a matter of material importance to the Company; (vi) the material failure to perform the duties and responsibilities of employee's position after written notice and a reasonable opportunity to cure, and (vii) willful or grossly negligent conduct or activities materially damaging to the property, operations, business or reputation of the Company (it being understood that conduct or activities pursuant to employee's exercise of good faith business judgment shall not be in violation of this clause (vii).

          b.   Change in Control.  A "Change in Control" shall be deemed to
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          have occurred if:

               (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the owner or "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Company securities representing more than 30% of the combined voting power of the then outstanding securities;

               (ii) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Company's board of directors (the "Board"), and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this Section) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of a majority of the directors then still in office who either (l) were directors at the beginning of such period or (2) were so elected or nominated with such approval, cease for any reason to constitute at least a majority of the Board;

               (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other Company and such merger or consolidation is consummated, other than (l) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 30% of the combined voting power of the Company's then outstanding securities; or

               (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets and such liquidation or sale of assets is consummated.

          c.   Compensation.  "Compensation" means the sum of (i) Executive's
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          annual salary as in effect on Executive's Termination Date and (ii)
          Executive's target annual incentive payments for the year that includes Executive's Termination Date.

          d.   Control Change Date.  "Control Change Date" means the date on
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          which a Change in Control occurs. If a Change in Control occurs on account of a series of events, the "Control Change Date" shall be the date on which the last of such events occurs.

          e.   Good Reason.  The "Good Reason" means that (i) Executive's total
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          compensation (the sum of base salary and target annual incentive payment, based on objectives comparable to those applicable to similarly situated Company executives) is reduced, (ii) Executive's job duties and responsibilities are diminished, (iii) Executive is required to relocate to a facility more than twenty-five miles from Daleville, Virginia, (iv) Executive does not receive any previously deferred compensation when the payment of such deferral is due, (v) Executive is not provided benefits (e.g., health insurance) that are comparable in all material respects to those provided to Executive on the Control Change Date, (vi) Executive is directed by the Board of Directors or an officer of the Company or an affiliate (or the Company's successor or an affiliate thereof) to engage in conduct that is unethical, illegal or contrary to the Company's (or its successor's) good business practices or (vii) Executive is directed by the Board of Directors or an officer of the Company or an affiliate (or the Company's successor or an affiliate thereof) to refrain from acting and the failure to act is unethical, illegal or contrary to the Company's (or its successor's) good business practices; (viii) material breach by the Company of its obligations under this Agreement or (ix) the failure by the Company to increase (within twelve (12) months of the Executive's last increase) the Executive's compensation (within the salary range of his job classification) consistent with his performance rating so that his annual compensation increase at least equals on a percentage basis, subject to the limitations of the salary range of his job classification, the average percentage increase for all key employees with similar performance ratings effected in the preceding twelve months. If any of the events occur that would entitle the Executive to terminate his employment for Good Reason hereunder and he does not so exercise his right to terminate his employment, any such failure shall not operate to waive his right to terminate his employment for that or any subsequent action or actions, whether similar or dissimilar, that would constitute Good Reason.

     10.  Governing Law.  This Agreement will be governed by the laws of the
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Commonwealth of Virginia except to the extent to the extent that they would require the application of the laws of another State.

     11.  Other Agreements.  This Management Continuity Agreement is being
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entered into contemporaneously with an Employment Agreement of even date herewith between Executive and the Company. The rights and obligations of the parties under this Management Continuity Agreement are in addition to those under the Employment Agreement. Without limiting the foregoing, it is understood that the obligations of the Company under Sections 8 (to the extent provided in such Employment Agreement) and 17 of such Employment Agreement will continue after a Change in Control.

     IN WITNESS WHEREOF, Executive has signed this Agreement and the Company has caused this Agreement to be signed by its duly authorized officer.


                         ____________________________________
                         J. Allen Layman


                         NTELOS Inc.

                         By__________________________________

                         Title:______________________________